Exhibit 3.4

                         AMENDED AND RESTATED BYLAWS OF
                           OMEGA FINANCIAL CORPORATION

These Bylaws are supplemental to the Pennsylvania Business Corporation Law and other applicable provisions of law, as the same shall from time to time be in effect.

                       ARTICLE I. MEETINGS OF SHAREHOLDERS

Section 101. Place of Meeting. All meetings of the shareholders shall be held at such place or places, within or without the Commonwealth of Pennsylvania, as shall be determined by the Board of Directors from time to time.

Section 102. Annual Meeting. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time as the Board of Directors shall fix. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law.

Section 103. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the President or by the shareholders entitled to cast at least one-third (1/3) of the vote which all shareholders are entitled to cast at the particular meeting.

Section 104. Conduct of Shareholders' Meetings. The Chairman of the Board shall preside at all shareholders' meetings. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside or, in his/her absence, the President or, in his/her absence, any Officer designated by the Board of Directors. The Officer presiding over the shareholders' meeting may establish such rules and regulations for the conduct of the meeting as he/she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting. Unless the Officer presiding over the shareholders' meeting otherwise requires, shareholders need not vote by ballot on any question.

ARTICLE II. DIRECTORS AND BOARD MEETINGS

Section 201. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Articles of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

Section 202. Nomination of Directors and Submission of Proposals. Nominations for directors to be elected, or proposals to be considered, at a meeting of shareholders may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Corporation. Nominations and proposals by the Board of Directors shall be made pursuant to such procedures as they may determine. Nominations by shareholders for directors to be elected, or proposals by shareholders to be considered, at a meeting of shareholders and which have not been previously approved by the Board of Directors must be submitted to the Secretary of the Corporation in writing, either by personal delivery, nationally-recognized express mail or United States mail, postage prepaid, not later than (i) with respect to an election to be held, or a proposal to be considered, at an annual meeting of shareholders, the latest date upon which shareholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation promulgated by the SEC or, if no such rules apply, at least ninety
(90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held, or a proposal to be considered, at a special meeting of shareholders, the earlier of (a) thirty (30) days prior to the printing of the Corporation's proxy materials or information statement with respect to such meeting or (b) if no proxy materials or information statement are being distributed to shareholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to shareholders. Each such nomination or proposal shall set forth: (i) the name and address of the shareholder making the


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nomination of proposal and the person or persons nominated, or the subject matter of the proposal submitted; (ii) a representation that the shareholder is a holder of record of capital stock of the Corporation entitled to vote at such meetings and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted; (iii) a description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the shareholder, (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected. The officer presiding over the meeting, in his or her sole and absolute discretion, may reject any nomination or proposal not made in accordance with the foregoing.

Section 203. Directors Must be Shareholders. Every Director must be a shareholder of the Corporation and shall own in his/her own right the number of shares (if any) required by law in order to qualify as such Director. Any Director shall forthwith cease to be a Director when he/she no longer holds such shares, which fact shall be reported to the Board of Directors by the Secretary, whereupon the Board of Directors shall declare the seat of such Director vacated.

Section 204. Eligibility and Mandatory Retirement. Effective as of April 25, 1995, no person shall be eligible to be newly elected or appointed as a Director if he/she will attain the age of seventy (70) years on or prior to December 31 of the calendar year in which he/she attains the age of seventy (70) years. Any Director of the Corporation who attains the age of seventy (70) years shall cease to be a Director (without any action on his/her part) on December 31 of the calendar year in which he/she attains the age of 70 years.

Section 205. Number of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) directors. The number of directors to be elected subject to the foregoing limits shall be determined from time to time by the Board of Directors.

Section 206. Classification of Directors. The Directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) Directors; Class 2, consisting of not more than eight (8) Directors; and Class 3, consisting of not more than nine (9) Directors. The initial Directors of Class 1 shall serve until the third (3rd) annual meeting of shareholders. At the third (3rd) annual meeting of the shareholders, the Directors of Class 1 shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 2 shall serve until the second (2nd) annual meeting of the shareholders. At the second (2nd ) annual meeting of the shareholders, the Directors of Class 2 shall be elected for a term of three (3) years and, after the expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. The initial Directors of Class 3 shall serve until the first (1st) annual meeting of the shareholders. At the first (1st) annual meeting of the shareholders, the Directors of Class 3 shall be elected every three (3) years for three (3) year terms. Each Director shall serve until his/her successor shall have been elected and shall qualify, even though his/her term of office as herein provided has otherwise expired, except in the event of his/her earlier resignation, removal or disqualification.

Section 207. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by the remaining members of the Board even though less than a quorum. Any Director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of Directors in which the vacancy existed; but if the vacancy is due to an increase in the number of Directors, a majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2 or Class 3 so as to maintain the three (3) classes of Directors as nearly equal in number as possible. Each Director so elected shall hold office for the unexpired term of the class to which he or she has been elected, and thereafter until his or her successor shall have been duly elected and qualified, except in the event of his or her earlier resignation, removal or disqualification.

Section 208. Resignations. Any Director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.


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Section 209. Compensation of Directors. No Director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a Director and a reasonable fee to be paid to each Director for his/her services in attending meetings of the Board and meetings of committees appointed by the Board. The Corporation may reimburse Directors for expenses related to their duties as a member of the Board.

Section 210. Regular Meetings. Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting. The Board of Directors shall meet for reorganization at the first regular meeting following the annual meeting of shareholders at which the Directors are elected. Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors. If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of the meeting.

Directors shall attend a minimum of sixty-five (65%) percent of the regular meetings held in any calendar year unless such absences shall be excused by the Board of Directors in a manner prescribed by them from time to time. Failure to attend a minimum of sixty-five (65%) percent of the regular meetings of the Directors in any calendar year, without sufficient excuse, shall subject the Director to removal from the Board of Directors in such manner as the Board of Directors shall prescribe from time to time.

Section 211. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or whenever three (3) or more members of the Board so request in writing. A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors. Notice of the time and place of every special meeting, which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting.

Section 212. Reports and Records. The reports of Officers and Committees and the records of the proceedings of all Committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a Director shall request it, the vote of each Director upon a particular question shall be recorded in the minutes.

                            ARTICLE III. COMMITTEES.

Section 301. Committees. The following two (2) Committees of the Board of Directors shall be established by the Board of Directors in addition to any other Committee the Board of Directors may in its discretion establish:
Executive Committee and Audit Committee.

Section 302. Executive Committee. The Executive Committee shall consist of any five (5) or more Directors. A majority of the members of the Executive Committee shall constitute a quorum, and actions of a majority of those present at a meeting at which a quorum is present shall be the actions of the Committee. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. The Executive Committee shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board.

Section 303. Audit Committee. The Audit Committee shall consist of at least five
(5) Directors, none of whom shall be Officers of the Corporation. Meetings of the Committee may be called at any time by the Chairman or Secretary of the Committee, and shall be called whenever two (2) or more members of the Committee so request in writing. A majority of the members at which a quorum is present shall be the actions of the Committee. The Committee shall supervise the audit of the books of the Corporation and recommend for approval by the Board the services of a reputable certified public accounting firm to examine the affairs of the Corporation.


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Section 304. Appointment of Committee Members. The Board of Directors shall appoint the members of the Executive and Audit Committees and the Chairman and Vice Chairman of each such Committee to serve until the next annual meeting of shareholders.

Section 305. Organization and Proceedings. Each Committee of the Board of Directors shall effect its own organization by the appointment of a Secretary and such other Officers, except the Chairman and Vice Chairman as it may deem necessary. A record of proceedings of all Committees shall be kept by the Secretary of such Committee and filed and presented as provided in Section 214 of these Bylaws.

                              ARTICLE IV. OFFICERS.

Section 401. Officers. The Officers of the Corporation shall be a Chairman, President, one (1) or more Vice Presidents, a Secretary, Chief Financial Officer, and such other Officers and Assistant Officers as the Board of Directors may from time to time deem advisable. Except for the Chairman, President and Secretary, the Board may refrain from filling any of the said offices at any time and from time to time. The same individual may hold any two
(2) or more offices except both the offices of President and Chief Financial Officer. The following Officers shall be elected by the Board of Directors at the time, in the manner and for such terms as the Board of Directors from time to time shall determine: Chairman, President, Executive Vice President, Senior Vice Presidents, Administrative Vice Presidents, Secretary and Chief Financial Officer. The Chairman may, subject to change by the Board of Directors, appoint such Officers and Assistant Officers as he/she may deem advisable provided such Officers or Assistant Officers have a title not higher than Vice President, who shall hold office for such periods as the Chairman shall determine. Any Officer may be removed at any time, with or without cause, and regardless of the term for which such Officer was elected, but without prejudice to any contract right of such Officer.

Section 402. Chairman of the Board. The Board of Directors shall elect a Chairman of the Board at the first regular meeting of the Board following each annual meeting of shareholders at which Directors are present. The Chairman of the Board shall be a member of the Board of Directors and the Chief Executive Officer of the Corporation, and shall preside at the meetings of the Board and perform such other duties as may be prescribed by the Board of Directors. The Chairman and Chief Executive Officer shall have general supervision of all the departments and business of the Corporation and shall prescribe the duties of the other officers and employees, and see to the proper performance thereof. The Chairman and Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chairman and Chief Executive Officer shall execute on behalf of the Corporation and affix or cause to be affixed a seal to all authorized documents and execution thereof shall be delegated to some other Officer or Agent of the Corporation by the Board of Directors. The Chairman, in the event of the absence or disability of the President or his refusal to act, shall perform the duties and have the powers and authority of the President, unless otherwise directed by the Board of Directors, except to the effect inconsistent with applicable law.

Section 403. Vice Chairman of the Board. The Board of Directors may elect one
(1) or more Vice Chairmen of the Board as the Board of Directors may from time to time deem advisable. The Vice Chairmen of the Board shall have such duties as are predescribed by the Board of Directors or the Chairman of the Board.

Section 404. President. The Board of Directors shall elect a President at the first regular meeting of the Board following each annual meeting of the shareholders at which Directors are present. The President shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the Chairman. In the event of absence or disability of the Chairman or the Vice Chairman (if named) or their refusal to act, the President shall preside at all meetings of the Board. In general, the President shall perform all the duties prescribed by the Board of Directors, or the Chairman. The President shall serve as Chief Operating Officer of the Corporation and shall be a member of the Board of Directors.

Section 405. Vice President. The Board of Directors shall elect Vice Presidents at the first regular meeting of the Board following each annual meeting of the shareholders at which Directors are present. The Vice Presidents shall perform such duties, do such acts and be subject to such supervision as may be prescribed by the Board of Directors or the President. In the event of the absence or disability of the President or his/her refusal to act, the Vice Presidents in order of their rank, and within the same rank in


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the order of their authority, shall perform the duties and have the powers and authorities of the President, except to the extent inconsistent with applicable law.

Section 406. Secretary. The Board of Directors shall elect a Secretary at the first regular meeting of the Board following each annual meeting of the shareholders at which Directors are present. The Secretary shall act under the supervision of the Chairman and C.E.O. or such other Officers as the President may designate. Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in book to be kept for that purpose, and shall perform like duties for the Standing Committees when required by these Bylaws or otherwise. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors. The Secretary shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the Chairman or President, cause it to be affixed to any documents and instruments requiring it. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, Chairman or such other supervising Officer as the Chairman may designate.

Section 407. Chief Financial Officer. The Board of Directors shall elect a Chief Financial Officer at the first regular meeting of the Board following each annual meeting of the shareholders at which Directors are present. The Chief Financial Officer shall act under the supervision of the Chairman and Chief Executive Officer or such other Officer as the Chairman and Chief Executive Officer may designate. The Chief Financial Officer shall have custody of the Corporation's funds and such other duties as may be prescribed by the Board of Directors, Chairman or such other supervising Officer as the Chairman may designate.

Section 408. Assistant Officers. Unless otherwise provided by the Board of Directors, each Assistant Officer shall perform such duties as shall be prescribed by the Board of Directors, the Chairman, President or the Officers to whom he/she is an Assistant. In the event of the absence or disability of an Officer or his/her refusal to act, his/her Assistant Officer shall, in the order of their seniority, have the powers and authorities of such Officer.

Section 409. Compensation. Unless otherwise provided by the Board of Directors, the salaries and compensation of all Officers and Assistant Officers, except the Chairman and President shall be fixed by or in the manner designated by the Chairman.

Section 410. General Powers. The Officers are authorized to do and perform such corporate acts as are necessary in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V. INDEMNIFICATION

Section 501. Personal Liabilities of Directors.

      (a) A director of this corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless

            (1) the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors' Liability Act (which, as amended from time to time, is hereafter called the "Directors' Liability Act"); and

            (2) the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness.

      (b) This Section 501 shall not limit a director's liability for monetary damages to the extent prohibited by Section 8364(b) of the Director's Liability Act.

Section 502. Mandatory Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or officer is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, general partner, agent or fiduciary of another corporation,


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partnership, partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans), against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding. Persons who were directors or officers of the Corporation prior to the date this Section is approved by shareholders of the corporation, but who do not hold such office on or after such date, shall not be covered under this Section 502.

Section 503. Optional Indemnification. The Corporation may to the fullest extent permitted by applicable law, indemnify and advance or reimburse expenses for all persons in all situations other than that covered by this Article.

Section 504. Prior Bylaws. Any Bylaw provisions which are amended, replaced or repealed by this Article shall continue to apply to any breach of performance of duty or any failure or performance of duty by any director or officer to which this Article does not apply by reason of Section 8367 of the Directors' Liability Act.

ARTICLE VI. SHARES OF CAPITAL STOCK

Section 601. Authority to Sign Share Certificates. Every share certificate of the Corporation shall be signed by the Chairman or President and by the Secretary or one of the Assistant Secretaries. Certificates may be signed by a facsimile signature of the President and the Secretary or one of the Assistant Secretaries of the Corporation.

Section 602. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if such person shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors, or the President or the Secretary; and (c) satisfied any other reasonable requirements (including providing an affidavit and a surety bond) fixed by the Board of Directors, or the President or the Secretary.

                              ARTICLE VII. GENERAL.

Section 701. Fiscal Year. The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

Section 702. Record Date. The Board of Directors may fix any time whatsoever (whether or not the same is more than fifty (50) days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect), as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

Section 703. Absentee Participation in Meetings. One (1) or more Directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

Section 704. Emergency Bylaws. In the event of any emergency resulting from a nuclear attack or similar disaster, and during the continuance of such emergency, the following Bylaws provisions shall be in effect, notwithstanding any other provisions by these Bylaws:

      (a) A meeting of the Board of Directors or of any Committee thereof may be called by any Officer or Director upon one (1) hour's notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

      (b) The Director or Directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and


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      (c)   These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the Directors attending any meeting of the Board of Directors, provided such amendment or repeal shall only be effective for the duration of such emergency.

Section 705. Severability. If any provision of these Bylaws is illegal or unforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

Section 706. Subchapter E (Control Transactions)

Subchapter E (Control Transactions) 15 P.S. 2541-2548 shall not be applicable to the Corporation or to its securities, whether previously issued or hereafter issued and whether the same have voting rights at the time of issuance or acquire voting rights at any time thereafter.

ARTICLE VIII. AMENDMENT OR REPEAL

Section 801. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened. Except as otherwise provided by applicable law, notice need not be given of the purpose of the meeting of the Board of Directors at which the amendment or repeal is to be considered.

Section 802. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date and vote of each such amendment or repeal.

ARTICLE IX. APPROVAL OF AMENDED BYLAWS AND RECORD OF AMENDMENTS AND REPEAL.

Section 901. Approval and Effective Date. These Amended and Restated Bylaws have been approved as the Bylaws of the Corporation this 28th day of June, 1994, and shall be effective as of said date.

                                           David N. Thiel, Secretary

Section 902. Amendments or Repeals.

Section Involved         Date Amended or Repealed       Approved By
----------------         ------------------------       -----------

     204                      April 25, 1995        Board of Directors

     202                      June 25, 2001         Board of Directors

ARTICLE X. PENNSYLVANIA ACT NO. 1990-36

Subchapters G, H, I, and J of Pennsylvania Act No. 1990-36 shall not be applicable to this Corporation.


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